Exhibit 99.2
Report of Independent Auditors

To the board of Directors and Shareholders of
B-R 31 ICE CREAM CO., LTD.:

In our opinion, the accompanying statement of income, changes in net assets and cash flows present fairly, in all material respects, the results of operations of B-R 31 ICE CREAM CO., LTD. and its cash flows for the fiscal year from January 1, 2010 to December 31, 2010 in conformity with accounting principles generally accepted in Japan. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.
Accounting principles generally accepted in Japan vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 21 to the financial statements.

/s/ PricewaterhouseCoopers Aarata
Tokyo, Japan
April 29, 2011

B-R 31 ICE CREAM CO., LTD.
Balance Sheets
(In thousands)

	(Not covered by Auditors' Report)	(Not covered by Auditors' Report)
Assets	December 31, 2012	December 31, 2011

Current assets:
Cash and cash equivalents	¥3,890,270	¥3,239,687
Accounts receivable-trade	3,062,349	3,045,929
Finished products	617,193	640,354
Raw materials	270,248	335,519
Supplies	239,570	218,569
Advance payments	21,734	11,872
Prepaid expenses	146,954	134,708
Deferred tax assets	73,915	93,748
Accounts receivable-other	32,309	28,063
Other current assets	60,803	30,458
Allowance for doubtful accounts	(14,338)	(10,304)
Total current assets	8,401,007	7,768,603
Non-current assets:
Tangible fixed assets
Buildings	1,867,323	1,522,471
Accumulated depreciation	(1,135,663)	(1,092,515)
Buildings, net	731,660	429,956
Structures	187,899	195,248
Accumulated depreciation	(136,145)	(156,970)
Structures, net	51,754	38,278
Machinery and equipment	2,055,115	2,052,109
Accumulated depreciation	(1,654,181)	(1,589,977)
Machinery and equipment, net	400,934	462,132
Store leasehold improvements	3,095,969	2,881,850
Accumulated depreciation	(1,591,487)	(1,520,945)
Store leasehold improvements, net	1,504,482	1,360,905
Retail store equipment	396,461	313,768
Accumulated depreciation	(141,344)	(97,065)
Retail store equipment, net	255,117	216,703
Vehicles and transportation equipment	58,449	37,294
Accumulated depreciation	(24,407)	(18,751)
Vehicles and transportation equipment, net	34,042	18,543
Tools, furniture and fixtures	677,409	655,795
Accumulated depreciation	(535,102)	(470,297)
Tools, furniture and fixtures, net	142,307	185,498
Land	695,362	695,362
Construction in progress	64,770	268,230
Total tangible fixed assets	3,880,428	3,675,607
Intangible assets
Software	142,307	194,889
Telephone subscription rights	17,065	17,065
Total intangible assets	159,372	211,954
Investments and other assets
Investment securities	32,304	24,949
Loans receivable from employees	10,636	12,013
Other receivables	222,745	236,616
Prepaid expenses	577,966	530,922
Deferred tax assets	139,575	132,962
Lease deposits	2,178,147	2,080,836
Other non-current assets	21,538	19,685
Allowance for doubtful accounts	(76,792)	(93,470)
Investments and other assets	3,106,119	2,944,513
Total non-current assets	7,145,919	6,832,074
Total assets	¥15,546,926	¥14,600,677

B-R 31 ICE CREAM CO., LTD.
Balance Sheets (Continued)
(In thousands)

	(Not covered by Auditors' Report)	(Not covered by Auditors' Report)
Liabilities and Net assets	December 31, 2012	December 31, 2011

Current liabilities:
Accounts payable-trade	¥380,344	¥529,888
Accounts payable-other	1,216,802	1,210,192
Accrued expenses	28,763	27,478
Provision for income taxes	665,274	566,660
Accrued consumption taxes	47,614	37,510
Gift card liability	639,739	540,768
Deposits received	126,062	106,009
Employees' bonuses	29,703	32,572
Directors' bonuses	11,000	17,000
Other current liabilities	34,440	59,490
Total current liabilities	3,179,741	3,127,567
Non-current liabilities:
Employees' retirement benefits	163,069	143,012
Directors' retirement benefits	77,400	65,401
Asset retirement obligations	85,406	73,261
Long-term deposits received	1,111,907	1,099,229
Total non-current liabilities	1,437,782	1,380,903
Total liabilities	4,617,523	4,508,470

Net Assets:
Stockholders' equity:
Common stock	735,286	735,286
Capital surplus
Legal capital surplus	241,079	241,079
Total capital surplus	241,079	241,079
Retained earnings
Legal reserve	168,677	168,677
Other
Other reserves	4,140,000	4,140,000
Retained earnings	5,643,589	4,836,010
Total retained earnings	9,952,266	9,144,687
Treasury stock	(16,893)	(16,893)
Total stockholders' equity	10,911,738	10,104,159
Valuation and translation adjustments:
Net unrealized gains (losses) on available-for-sale securities, net of tax	2,126	(835)
Net gains (losses) on deferred hedges, net of tax	15,539	(11,117)
Total valuation and translation adjustments	17,665	(11,952)
Total net assets	10,929,403	10,092,207
Total liabilities and net assets	¥15,546,926	¥14,600,677

See accompanying notes to financial statements.

B-R 31 ICE CREAM CO., LTD.
Statements of Income
(In thousands)

	(Not covered by Auditors' Report)	(Not covered by Auditors' Report)
	Year ended December 31, 2012	Year ended December 31, 2011	Year ended December 31, 2010
Revenues:
Sales of finished products	¥16,348,657	¥15,729,348	¥14,696,644
Royalty income	3,421,584	3,349,178	3,150,990
Rental income of store equipment	1,013,313	980,414	930,737
Total revenues	20,783,554	20,058,940	18,778,371
Cost of sales:
Finished products at the beginning of the year	640,353	528,830	365,758
Cost of products manufactured during the year	7,875,854	7,693,295	7,006,948
Total	8,516,207	8,222,125	7,372,706
Transfers to other accounts	(62,304)	(78,595)	(45,364)
Finished products at the end of the year	(617,193)	(640,353)	(528,830)
Cost of finished products sold	7,836,710	7,503,177	6,798,512
Cost of store equipment	500,232	480,920	439,665
Total cost of sales	8,336,942	7,984,097	7,238,177
Gross profit	12,446,612	12,074,843	11,540,194
Selling, general and administrative expenses:
Delivery and storage charges	1,542,064	1,468,236	1,255,453
Advertising expenses	2,655,946	2,581,232	2,306,586
Royalty	202,719	198,961	184,387
Rental expenses	404,033	365,615	352,524
Salaries, allowances and bonuses	1,057,612	1,005,028	980,201
Provision for bonuses	25,123	27,077	28,966
Employees' retirement benefits	74,756	72,645	59,880
Directors' retirement benefits	12,000	11,400	10,100
Other wages	237,955	194,024	187,517
Sales promotion expenses	804,806	752,143	673,778
Franchise general expenses	365,578	322,149	490,461
Depreciation	578,449	578,064	562,282
Provision for doubtful accounts	7,995	—	—
Other	1,706,019	1,587,503	1,551,556
Total selling, general and administrative expenses	9,675,055	9,164,077	8,643,691
Operating income	2,771,557	2,910,766	2,896,503
Non-operating income:
Interest income	600	800	1,082
Gain on sales of fixed assets	71,046	51,983	45,342
Gain on unused gift card	39,394	22,356	15,208
Royalty income	—	11,542	—
Other	11,683	5,839	6,339
Total non-operating income	122,723	92,520	67,971
Non-operating expenses:
Loss on disposals of fixed assets	23,122	21,467	20,710
Other	4,015	1,835	2,654
Total non-operating expenses	27,137	23,302	23,364
Ordinary income	2,867,143	2,979,984	2,941,110
Extraordinary gains:
Gain on reversal of allowance for doubtful accounts	—	3,620	5,249
Gain on sales of other fixed assets	12,760	1,846	1,154
Insurance income	—	15,313	—
Compensation on lease termination	—	—	20,029
Refund of consumption taxes	—	—	4,203
Total extraordinary income	12,760	20,779	30,635
Extraordinary losses:
Loss on sales of fixed assets	10,545	—	—
Loss on disposals of other fixed assets	22,317	21,086	24,137
Loss on disaster	—	223,948	—
Loss on disposals of inventories	12,050	—	—
Loss on adjustment for changes of accounting standard for asset retirement obligations	—	26,010	—
Total extraordinary losses	44,912	271,044	24,137
Income before income taxes	2,834,991	2,729,719	2,947,608
Income taxes-current	1,262,220	1,186,988	1,294,000
Income taxes-deferred	(5,687)	9,701	1,758
Total income taxes	1,256,533	1,196,689	1,295,758
Net income	¥1,578,458	¥1,533,030	¥1,651,850

See accompanying notes to financial statements.

B-R 31 ICE CREAM CO., LTD.
Statements of Changes in Net Assets
(In thousands)

	(Not covered by Auditors' report)	(Not covered by Auditors' Report)
	December 31, 2012	December 31, 2011	December 31, 2010
Shareholders' equity
Common stock
Balance at the beginning of the year	¥735,286	¥735,286	¥735,286
Changes during the year
Total changes during the year	—	—	—
Balance at the end of the year	735,286	735,286	735,286

Capital surplus
Legal capital surplus
Balance at the beginning of the year	241,079	241,079	241,079
Changes during the year
Total changes during the year	—	—	—
Balance at the end of the year	241,079	241,079	241,079

Total capital surplus
Balance at the beginning of the year	241,079	241,079	241,079
Changes during the year
Total changes during the year	—	—	—
Balance at the end of the year	241,079	241,079	241,079

Retained earnings
Legal Reserve
Balance at the beginning of the year	168,677	168,677	168,677
Changes during the year
Total changes during the year	—	—	—
Balance at the end of the year	168,677	168,677	168,677

Other reserves
Balance at the beginning of the year	4,140,000	4,140,000	4,140,000
Changes during the year
Total changes during the year	—	—	—
Balance at the end of the year	4,140,000	4,140,000	4,140,000

Retained earnings brought forward
Balance at the beginning of the year	4,836,010	4,122,041	3,192,893
Changes during the year

Dividends	(770,879)	(819,061)	(722,702)
Net income	1,578,458	1,533,030	1,651,850
Total changes during the year	807,579	713,969	929,148
Balance at the end of the year	5,643,589	4,836,010	4,122,041

Total retained earnings
Balance at the beginning of the year	9,144,687	8,430,718	7,501,570
Changes during the year
Dividends	(770,879)	(819,061)	(722,702)
Net income	1,578,458	1,533,030	1,651,850
Total changes during the year	807,579	713,969	929,148
Balance at the end of the year	9,952,266	9,144,687	8,430,718

Treasury stock
Balance at the beginning of the year	(16,893)	(16,793)	(16,793)
Changes during the year
Total changes during the year	—	(100)	—
Balance at the end of the year	(16,893)	(16,893)	(16,793)

B-R 31 ICE CREAM CO., LTD.
Statements of Changes in Net Assets (Continued)
(In thousands)

	(Not covered by Auditors' report)	(Not covered by Auditors' Report)
	December 31, 2012	December 31, 2011	December 31, 2010
Total shareholders' equity
Balance at the beginning of the year	¥10,104,159	¥9,390,290	¥8,461,142
Changes during the year
Dividends	(770,879)	(819,061)	(722,702)
Net income	1,578,458	1,533,030	1,651,850
Acquisiotion of treasury stock	—	(100)	—
Total changes during the year	807,579	713,869	929,148
Balance at the end of the year	10,911,738	10,104,159	9,390,290

Valuation and translation adjustments

Net unrealized gains(losses) on available-for-sale securities, net of tax
Balance at the beginning of the year	(835)	1,144	(229)
Changes during the year
Net changes of items other than shareholders' equity	2,961	(1,979)	1,373
Total changes during the year	2,961	(1,979)	1,373
Balance at the end of the year	2,126	(835)	1,144

Deferred gains or losses on hedges
Balance at the beginning of the year	(11,117)	(30,559)	(5,376)
Changes during the year
Net changes of items other than shareholders' equity	26,656	19,442	(25,183)
Total changes during the year	26,656	19,442	(25,183)
Balance at the end of the year	15,539	(11,117)	(30,559)

Total valuation and translation adjustments
Balance at the beginning of the year	(11,952)	(29,415)	(5,605)
Changes during the year
Net changes of items other than shareholders' equity	29,617	17,463	(23,810)
Total changes during the year	29,617	17,463	(23,810)
Balance at the end of the year	17,665	(11,952)	(29,415)

Total net asset
Balance at the beginning of the year	10,092,207	9,360,875	8,455,537
Changes during the year
Dividends	(770,879)	(819,061)	(722,702)
Net income	1,578,458	1,533,030	1,651,850
Acquisition of Treasury stock	—	(100)	—
Net changes of items other than shareholders' equity	29,617	17,463	(23,810)
Total changes during the year	837,196	731,332	905,338
Balance at the end of the year	¥10,929,403	¥10,092,207	¥9,360,875

See accompanying notes to financial statements.

B-R 31 ICE CREAM CO., LTD.
Statements of Cash Flows
(In thousands)

	Fiscal year ended
	(Not covered by Auditors' Report)	(Not covered by Auditors' Report)
	December 31, 2012	December 31, 2011	December 31, 2010
Cash flows from operating activities
Income before income taxes	¥2,834,991	¥2,729,719	¥2,947,608
Adjustments to reconcile income before income taxes to net cash provided by operating activities:
Depreciation and amortization	1,019,615	997,717	953,594
Gain on sales of other fixed assets	(12,760)	(1,846)	(1,154)
Insurance income	—	(15,313)	—
Loss on sales of fixed assets	10,545	—	—
Compensation on lease termination	—	—	(20,029)
Refund of consumption taxes	—	—	(4,203)
Loss on disposals of other fixed assets	22,317	21,086	24,137
Loss on disposals of inventories	12,050	—	—
Loss on adjustment for changes of accounting standard for asset retirement obligations	—	26,010	—
Loss on disaster	—	222,270	—
Gain on sales of fixed assets	(71,046)	(51,983)	(45,342)
Gain on unused gift card	(39,394)	(22,356)	(15,208)
Loss on disposals of fixed assets	23,122	21,467	20,710
Increase (decrease) in allowance for doubtful accounts	(12,644)	(4,031)	(5,651)
Increase (decrease) in provision for bonuses	(2,868)	(1,779)	4,183
Increase (decrease) in provision for retirement benefits	20,056	10,904	12,508
Increase (decrease) in provision for directors' retirement benefits	12,000	11,400	10,100
Interest income	(600)	(800)	(1,081)
Decrease (increase) in accounts receivable-trade	(16,419)	(298,184)	(363,244)
Decrease (increase) in other receivables	13,870	(119,166)	11,537
Decrease (increase) in inventories	51,033	(238,074)	(242,658)
Increase (decrease) in accounts payable-trade	(149,544)	35,128	617
Decrease (increase) in advance payments	(9,861)	45,115	48,291
Decrease (increase) in prepaid expenses	(12,246)	(51,987)	(13,206)
Increase (decrease) in accounts payable	95	47,540	132,622
Increase (decrease) in gift card liability	98,970	245,239	39,991
Increase (decrease) in provision for directors' bonuses	(6,000)	—	3,000
Increase (decrease) in deposits received	20,053	(33,784)	46,099
Increase (decrease) in accrued consumption taxes	10,104	(4,208)	(38,366)
Other	(9,909)	37,643	60,860
Subtotal	3,805,530	3,607,727	3,565,715
Interest and dividends income	872	1,032	1,289
Proceeds from insurance	—	15,313	—
Proceeds from compensation on lease termination	—	—	20,029
Payments relating to disaster	—	(134,775)	—
Income taxes paid	(1,162,273)	(1,428,885)	(1,159,831)
Net cash provided by operating activities	2,644,129	2,060,412	2,427,202

Cash flows from investing activities:
Payments for investments in securities	(2,646)	(2,612)	(2,590)
Payments for tangible fixed assets	(698,530)	(1,413,831)	(626,402)
Proceeds from sales of tangible fixed assets	26,798	3,000	16,777
Payments for intangible fixed assets	(40,081)	(79,748)	(29,269)
Payments for long-term prepaid expenses	(409,387)	(384,231)	(370,929)
Payments for lease deposits	(163,705)	(167,866)	(200,990)
Proceeds from lease deposits	45,316	19,704	31,273
Proceeds from loans receivable	—	12,138	9,889
Proceeds from long-term deposits	54,492	111,821	135,713
Other	(35,258)	(13,381)	(9,670)
Net cash used in investing activities	(1,223,001)	(1,915,006)	(1,046,198)

Cash flows from financing activities
Payments for acqusition of treasury stock	—	(100)	—
Cash dividends paid	(770,545)	(818,558)	(701,264)
Net cash used in financing activities	(770,545)	(818,658)	(701,264)

Net (decrease) increase in cash and cash equivalents	650,583	(673,252)	679,740
Cash and cash equivalents, beginning of year	3,239,687	3,912,939	3,233,199
Cash and cash equivalents, end of year	¥3,890,270	¥3,239,687	¥3,912,939

See accompanying notes to financial statements.

B-R 31 Ice Cream Co., Ltd.
Notes to the Financial Statements (Continued)
Years ended December 31, 2012, 2011 and 2010
(Information as of December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011, not covered by Auditors’ report included herein)

(1)	Organization and Description of Business
B-R 31 Ice Cream Co., Ltd. (the “Company”) was incorporated in 1978 under the laws of Japan. The Company is engaged in the manufacture and sale of ice cream products mainly through franchise stores under the Baskin-Robins brand.

(2)	Summary of Significant Accounting Policies

(a)	Financial Statements Basis and Presentation
The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in Japan (“Japanese GAAP”). Japanese GAAP vary in certain significant respects from accounting principles generally accepted in the United States of America (“US GAAP”). Information relating to the nature and effect of such differences is presented in Note 21 to the financial statements.
In preparing these financial statements, certain reclassifications and rearrangements, including additions of narrative footnote disclosures, have been made to the financial statements issued domestically in order to present them in a form which is more familiar to readers outside Japan. The financial statements are stated in Japanese yen.
The accompanying financial statements as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010 have been prepared on the assumption that the Company is a going concern.

(b)	Cash and Cash Equivalents
Cash and cash equivalents is comprised of cash on hand, bank deposits on demand, and highly liquid short-term investments, generally with original maturities of three months or less, that are readily convertible to cash for which risk of changes in value is insignificant.

(c)	Inventories
Inventories consist of finished products, raw materials and supplies. Supplies consist of stand-by store equipment and advertising goods.
Inventories are stated at the lower of acquisition cost or net selling value. Cost is principally determined by the first-in, first-out method, except for stand-by store equipment which is determined by the specific identification method.

(d)	Tangible Fixed Assets
Tangible fixed assets are stated at cost. Depreciation is computed by using the straight-line method over the estimated useful life of the corresponding asset. Estimated useful lives for major assets are as follows:

Buildings	15 - 35 years
Machinery and equipment	9 years
Store leasehold improvements	6 - 10 years

(e)	Leased Assets
All finance leases are capitalized on its balance sheet and the leased assets are depreciated using the straight-line method, assuming a residual value of zero, over the lease term. However, finance leases that do not transfer ownership which were entered into before December 31, 2008 are accounted for as operating leases with required disclosures in footnotes.

(f)	Software for Internal Use
Software for internal use is stated at cost. Depreciation is computed using the straight-line method over an estimated useful life of 5 years.

(g)	Long-term Prepaid Expenses
Long-term prepaid expenses mainly consist of store signage used for advertising purposes. These assets are depreciated using the straight-line method.

B-R 31 Ice Cream Co., Ltd.
Notes to the Financial Statements (Continued)
Years ended December 31, 2012, 2011 and 2010
(Information as of December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011, not covered by Auditors’ report included herein)

(h)	Investment Securities

i)	Marketable available-for-sale securities
Marketable available-for-sale securities are stated at fair value, primarily based on market prices at the balance sheet date. Unrealized gains or losses, net of applicable taxes, are recorded as a component in “Net Assets”. Cost of marketable securities sold is determined using the moving-average cost method.

ii)	Non-marketable available-for-sale securities
Non-marketable available-for-sale securities are stated at cost. Cost of non-marketable securities sold is determined using the moving-average cost method.

(i)	Derivatives and hedges
Derivatives are carried at fair value. The Company utilizes derivative instruments to reduce its exposures to the fluctuations in foreign currency exchange rates associated with purchases denominated in foreign currencies. The Company enters into foreign exchange forward contracts on forecasted import transactions, mainly for the purchase of raw materials.
The Company applies hedge accounting to account for its foreign exchange forward contracts because of high correlation and effectiveness. The Company does not perform a detailed effectiveness test since all of foreign currency forward transactions are based on forecasted transactions which are probable, and variability of the hedged items and hedging instruments is perfectly matched during the period that the hedges are designated.
Gains and losses on hedging instruments are deferred until completion of the hedged transactions.

(j)	Allowance for Doubtful Accounts
The Company records an allowance for doubtful accounts on accounts receivable to cover probable credit losses, based on specific cases and past write-off experience.

(k)	Employees’ Bonuses
Employees’ bonuses are accrued at the end of the year to which such bonuses are attributable.

(l)	Directors’ Bonuses
Directors’ bonuses are accrued at the end of the year to which such bonuses are attributable.

(m)	Employees’ Retirement Benefits
The Company accounts for a pension liability based on the pension obligations and the fair value of the plan assets at the balance sheet date. Pension benefit obligations are determined to be the total amount payable if all eligible employees voluntarily retired at the balance sheet date less the amounts that the Company would be entitled to under the “Gaishoku Sangyo JF Fund” to pay such obligations. See Note 9. Plan assets in the Company’s cash balance fund are stated at fair value.

(n)	Directors’ Retirement Benefits
The Company records a liability for directors’ retirement benefits which is determined to be the total amount payable if all directors retired at the balance sheet date.

(o)	Consumption Taxes
Consumption tax and local consumption tax on goods and services paid or collected are not included in revenue or expense accounts subject to such taxes in the accompanying statements of income.

(p)	Asset retirement obligations
Effective fiscal year 2011, the Company adopted the ASBJ Statement No. 18 “Accounting Standard for Assets Retirement Obligations” and the ASBJ Guidance No. 21 “Guidance on Accounting Standard for Assets Retirement Obligations” issued in March 2008. Prior to the adoption of these standards, the Company did not recognize any asset retirement obligations until the Company was required to settle such obligations.
Upon the application of the new standards, the Company recorded asset retirement obligations in relation to certain lease agreements under which the Company is committed to assume the cost to restore the leased properties to their original condition upon termination of the lease.
The effect of the adoption of this new accounting standards was a decrease of gross profit of ¥2,729 thousand, ordinary income of ¥6,320 thousand, and income before income taxes of ¥32,330 thousand.

B-R 31 Ice Cream Co., Ltd.
Notes to the Financial Statements (Continued)
Years ended December 31, 2012, 2011 and 2010
(Information as of December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011, not covered by Auditors’ report included herein)

(3)	Changes in Presentation
The Company made the following changes in presentation.

(a)	Statement of Income
For the year ended December 31, 2011, gain on sales of other fixed assets was included in “Other” in extraordinary gains. Due to increased materiality of the account for the year ended December 31, 2012, gain on sales of other fixed assets was presented as a separate line item in extraordinary gains.
To reflect the changes, certain reclassifications have been made in the 2011 and 2010 financial statements to conform to the 2012 presentation. Gain on sales of other fixed assets for the year ended December 31, 2011 and 2010 amounted to ¥1,846 thousands and ¥1,154 thousands, respectively, in “Other” within extraordinary gains.

(b)	Statements of Cash Flows
For the year ended December 31, 2011, gain on sales of other fixed assets, gain on sales of fixed assets, and gain on unused gift card were included in “Other” of “Cash flows from operating activities”. Due to increased materiality for the year ended December 31, 2012, they were presented as a separate line item.
To reflect the changes, “Other” of “Cash flows from operating activities” have been reclassified in the 2011 and 2010 financial statements to conform to the 2012 presentation, as follow;

	December 31, 2011	December 31, 2010
Gain on sales of other fixed assets	¥(1,846)	(1,154)
Gain on sales of fixed assets	(51,983)	(45,342)
Gain on unused gift card	(22,356)	(15,208)
Other	37,643	60,860
	¥(38,542)	(844)

(4)	Adoption of new accounting standard (Accounting Standard and Implementation Guidance on Correction of Accounting Changes and Error Corrections)
The “Accounting Standard for Accounting Changes and Error Corrections” (Accounting Standards Board of Japan Statement No.24 dated December 4, 2009) and the “Guidance on Accounting Standard for Accounting Changes and Error Corrections” (Accounting Standards Board of Japan Guidance No.24 dated December 4, 2009) are adopted for any accounting changes and error corrections made on and after the beginning of the year ended December 31, 2012.

(5)	New Accounting Standards not yet applied
In May 2012, the Accounting Standards Board of Japan issued “Accounting Standard for Retirement Benefits” (Accounting Standards Board of Japan Statement No.26 dated May 17, 2012) and “Guidance on Accounting Standard for Retirement Benefits” (Accounting Standards Board of Japan Guidance No.25 dated May 17, 2012).

(a)	Summary
The Accounting Standards Board of Japan revised the accounting standard for retirement benefits from the viewpoints for improvement of financial reporting and the convergence to IFRS, mainly focusing on how actuarial gains and losses and past service costs should be accounted for, how retirement benefit obligations and current service costs should be determined and enhancement of disclosures.

(b)	Effective dates
The Company will apply the revised accounting standard from its effective fiscal year end of December 31, 2014. However, the revisions relating to determination of retirement benefit obligations and current service costs will be applied from January 1, 2015 of those effective date for the company.

(c)	The impact of adopting the accounting standard
The Company is currently evaluating the potential impact that the application of this new accounting standard will have on the financial statements.

B-R 31 Ice Cream Co., Ltd.
Notes to the Financial Statements (Continued)
Years ended December 31, 2012, 2011 and 2010
(Information as of December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011, not covered by Auditors’ report included herein)

(6)	Financial instruments

(a)	Company’s Policy for Financial Instruments
The Company invests in short-term deposits only and generates financing through operating cash flows. Derivatives are used for foreign exchange forward contracts with the purpose of hedging the exposure to exchange rate fluctuation risks in relation to the import of raw materials.

(b)	Nature and Extent of Risks Arising from Financial Instruments and Risk Management
Accounts receivable are subject to credit risks of customers. Their collection periods are generally one month. The Company manages these risks through periodic review of due dates and outstanding balances for each customer.
Investments in securities are subject to market volatility risks. These investments are related to capital and/or operating alliances with business partners, and are subject to market value volatility risk. The Company periodically monitors their fair values.
Lease deposits primarily relate to security deposits paid to the lessor for the lease of ice-cream stores. The Company periodically assesses the financial condition of the counterparties as appropriate.
“Long-term deposits received” are security deposit received from franchisees of ice-cream stores for the sublease of the property where the store is located.
Most trade payables such as accounts payable-trade, accounts payable-other and deposits received are settled within one month.

(c)	Supplemental Information on Fair Value of Financial Instruments
Fair values of financial instruments are based on quoted market prices. When quoted market prices are not available, other rational valuation techniques are used instead. Such rational valuation techniques contain certain assumptions. Results may differ if different assumptions were used in the valuation.

(d)	Fair Value of Financial Instruments
The carrying amounts, fair values and unrealized gains (losses) of financial instruments whose fair value is readily determinable as of December 31, 2011 and 2010 are as follows:

	Thousands of Yen
	December 31, 2012
	Carrying Amount	Fair Value	Unrealized Gain (Loss)
Assets:
(1) Cash and cash equivalent	¥3,890,270	3,890,270	-
(2) Accounts receivable-trade	3,062,349
Less: Allowance for doubtful accounts	(14,338)
	3,048,011	3,048,011	-

(3) Investment securities	32,304	32,304	-
(4) Lease deposits	1,829,612	1,710,648	(118,964)
Total	¥8,800,197	8,681,233	(118,964)

Liabilities:
(1) Accounts payable-trade	¥(380,344)	(380,344)	-
(2) Accounts payable-other	(1,216,802)	(1,216,802)	-
(3) Provision for income taxes	(665,274)	(665,274)	-
(4) Deposits received	(126,062)	(126,062)	-
(5) Long-term deposits received	(1,069,534)	(1,018,087)	51,447
Total	¥(3,458,016)	(3,406,569)	51,447

Derivative instruments under hedge accounting	¥25,066	25,066	－

B-R 31 Ice Cream Co., Ltd.
Notes to the Financial Statements (Continued)
Years ended December 31, 2012, 2011 and 2010
(Information as of December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011, not covered by Auditors’ report included herein)

	Thousands of Yen
	December 31, 2011
	Carrying Amount	Fair Value	Unrealized Gain (Loss)
Assets:
(1) Cash and cash equivalent	¥3,239,687	3,239,687	-
(2) Accounts receivable-trade	3,045,929
Less: Allowance for doubtful accounts	(10,304)
	3,035,625	3,035,625	-

(3) Investment securities	24,949	24,949	-
(4) Lease deposits	1,791,954	1,640,553	(151,401)
Total	¥8,092,217	7,940,815	(151,401)

Liabilities:
(1) Accounts payable-trade	¥(529,888)	(529,888)	-
(2) Accounts payable-other	(1,210,192)	(1,210,192)	-
(3) Provision for income taxes	(566,660)	(566,660)	-
(4) Deposits received	(106,009)	(106,009)	-
(5) Long-term deposits received	(1,060,983)	(985,838)	75,145
Total	¥(3,473,733)	(3,398,588)	75,145

Derivative instruments under hedge accounting	¥(18,747)	(18,747)	－

The methods and assumptions used to estimate the fair value are as follows:

Assets:
(1) Cash and cash equivalent and (2) Accounts receivable-trade
Because of their short maturities, the fair value of these items approximates their carrying amounts, therefore, they are measured at their carrying amounts.
(3) Investment securities
The fair value of equity securities is based on quoted market prices.
(4) Lease deposits
The fair value of lease deposits is calculated by grouping the deposits by maturity and calculating their present value using the yield of government bonds adjusted for credit risk.

The carrying amounts in the tables above do not include the unamortized balance of lease deposits not required to be returned. Furthermore, lease deposits totaling ¥274,000 thousand and ¥333,000 thousand as of December 31, 2011 and 2012, respectively, are not included in the table above since these lease deposits do not have quoted market prices and their fair value cannot be determined as their future cash flows cannot be estimated.

Liabilities:
(1) Accounts payable-trade, (2) Accounts payable-other, (3) Accrued income taxes, and (4) Deposits received
Because of their short maturities, the fair values of these items approximate their carrying amounts, therefore, they are measured at their carrying amounts.

(5) Long-term deposits received
The fair value of long-term deposits received is calculated by grouping the deposits by maturity and calculating their present value using the yield of government bonds adjusted for credit risk. The carrying amounts shown in the above table do not include unamortized balance of long-term lease deposits not required to be returned.

B-R 31 Ice Cream Co., Ltd.
Notes to the Financial Statements (Continued)
Years ended December 31, 2012, 2011 and 2010
(Information as of December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011, not covered by Auditors’ report included herein)

Derivative Transactions:

Fair value of derivatives is obtained from financial institutions. All of the derivative transactions are foreign exchange forward contracts entered into by the Company with the purpose of hedging the exposure to exchange rate fluctuation risks in relation to the import of raw materials.

The contract amount does not represent the Company’s exposure to market risk associated with the derivative transactions.

	Thousands of Yen
	December 31, 2012
	Contract Amount	Contract Amount due after one year	Fair Value
Foreign exchange forward contracts – to buy U.S. dollars	¥524,571	-	25,066

	Thousands of Yen
	December 31, 2011
	Contract Amount	Contract Amount due after one year	Fair Value
Foreign exchange forward contracts – to buy U.S. dollars	¥483,264	-	(18,747)

(7)	Investment Securities
Marketable available-for-sale securities are stated at fair value based on quoted market prices at the balance sheet date. Unrealized gains or losses, net of applicable taxes, are recorded as a component of “Net assets”. Investment securities are summarized as follow:
December 31, 2012

		Thousands of Yen
		Carrying Amount	Acquisition Cost	Unrealized Gain(Loss)
Securities with carrying amounts in excess of acquisition costs	Equity securities	¥17,792	14,158	3,633
	Other securities	―	―	―
	Subtotal	17,792	14,158	3,633
Securities with carrying amounts below acquisition costs	Equity securities	14,512	14,842	(330)
	Other securities	―	―	―
	Subtotal	14,512	14,842	(330)
	Total	¥32,304	29,001	3,303

B-R 31 Ice Cream Co., Ltd.
Notes to the Financial Statements (Continued)
Years ended December 31, 2012, 2011 and 2010
(Information as of December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011, not covered by Auditors’ report included herein)

December 31, 2011

		Thousands of Yen
		Carrying Amount	Acquisition Cost	Unrealized Gain(Loss)
Securities with carrying amounts in excess of acquisition costs	Equity securities	¥15,419	13,438	1,981
	Other securities	―	―	―
	Subtotal	15,419	13,438	1,981
Securities with carrying amounts below acquisition costs	Equity securities	9,530	12,917	(3,387)
	Other securities	―	―	―
	Subtotal	9,530	12,917	(3,387)
	Total	¥24,949	26,355	(1,406)

(8)	Leases
Leases entered into on or before December 31, 2008 that do not transfer ownership of the leased property to the lessee are accounted for as operating lease transactions. Pro forma information on an “as if capitalized” basis for the years ended December 31, 2012 and 2011 is as follows:

	Thousands of Yen
	December 31, 2012			December 31, 2011
	Acquisition cost	Accumulated depreciation	Balance at end of year	Acquisition cost	Accumulated depreciation	Balance at end of year
Vehicles, transportation equipment	¥—	―	―	14,858	13,509	1,348
Tools, furniture and fixtures	12,305	8,156	4,148	13,143	6,952	6,191
Total	¥12,305	8,156	4,148	28,001	20,461	7,539

Future minimum lease payments outstanding at the end of the year are as follow:

	Thousands of Yen
	December 31, 2012	December 31, 2011
Due within one year	¥1,697	3,465
Due after one year	2,837	4,596
Total	¥4,535	8,061
Lease payments, depreciation expense and interest expense are as follow:

	Thousands of Yen
	Fiscal year ended
	December 31, 2012	December 31, 2011	December 31, 2010
Lease payments	¥3,671	11,646	25,865
Depreciation expense (*1)	3,307	10,849	23,824
Interest expense (*2)	238	475	1,154
(*1) Depreciation is computed using the straight-line method over the lease term assuming a residual value of zero.
(*2) Interest expense is computed and allocated to each period using the interest method assuming interest expense to be the excess of total lease payments over the acquisition cost.

B-R 31 Ice Cream Co., Ltd.
Notes to the Financial Statements (Continued)
Years ended December 31, 2012, 2011 and 2010
(Information as of December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011, not covered by Auditors’ report included herein)

(9)	Employees’ Retirement Benefits
The Company has a defined benefit plan under which the amount of pension benefit that an employee will receive upon retirement, is determined based on various factors such as age, years of service and individual performance.
The Company is responsible for the fulfillment of the pension obligations.
The pension benefits are payable at the option of the retiring employee either in a lump-sum amount or annuity payments.
The funded status of the Company’s benefit plan as of December 31, 2012 and 2011 are as follows:

	Thousands of Yen
	December 31, 2012	December 31, 2011
Retirement benefit obligations	¥(649,466)	(589,206)
Fair value of plan assets	486,397	446,194
Employees’ retirement benefits	¥(163,069)	(143,012)
The Company accounts for a pension liability based on the pension obligations and the fair value of the plan assets at the balance sheet date. Pension obligations are determined to be the total amount payable if all eligible employees voluntarily retired at the balance sheet date less the amounts that the Company would be entitled to under the “Gaishoku Sangyo JF Pension Fund” to pay such obligations.
The Company’s retirement benefit expenses for the years ended December 31, 2012, 2011, and 2010 amounted to ¥93,340 thousand, ¥90,580 thousand, and ¥76,897 thousand, respectively.
In October 2009 the Company transferred its Japanese tax-qualified pension plan to a cash balance plan, due to changes in the Japanese Corporate Tax law. This transfer was accounted for in accordance with ASBJ Guidance No.1, “Accounting for Transfer of Retirement Benefit Plans” and did not have a material impact in the Company’s results of operations.
In addition, the Company makes contributions to a “Gaishoku Sangyo JF Pension Fund” under which the assets contributed by the Company are not segregated in a separate account or restricted to provide benefits only to employees of the Company. For the 12 month period ended March 31, 2012, 2011 and 2010, contributions to such plan amounted to ¥36,934 thousand, ¥35,422 thousand and ¥32,581 thousand, respectively. Such contributions are recorded as net pension cost. The amounts that the Company would be entitled to under the “Gaishoku Sangyo JF Pension Fund” to pay retirement benefit obligations is the amount assuming all eligible employees voluntarily retired at the balance sheet date.
The proportionate amount of plan assets of the welfare pension fund corresponding to the number of participants was ¥473,201 thousand, ¥447,873 thousand and ¥399,778 thousand as of March 31, 2012, 2011, and 2010, respectively.
The estimated fund status of the total “Gaishoku Sangyo JF Pension Fund” is as follow:

	Millions of Yen
	March 31, 2012	March 31, 2011	March 31, 2010
Plan assets	¥119,690	114,044	112,959
Estimated benefit obligations	135,478	127,953	123,946
Fund status	(15,788)	(13,909)	(10,987)
As of March 31, 2012, and 2011, the “Gaishoku Sangyo JF Pension Fund” had ¥553 million and ¥698 million of unrecognized past service liability, respectively. As of March 31, 2009, the “Gaishoku Sangyo JF Pension Fund” had ¥990 million of unrecognized past service liability and ¥16,921 million of deficits.
The Company’s fund contribution ratio to the “Gaishoku Sangyo JF Pension Fund” for the years ended March 31, 2012, 2011, and 2010 was 0.66%, 0.62%, and 0.57%, respectively.

(10)	Stock Options
The Company did not grant any stock options for the years ended December 31, 2012, 2011, and 2010 and there were no outstanding options as of December 31, 2012, 2011, and 2010.

B-R 31 Ice Cream Co., Ltd.
Notes to the Financial Statements (Continued)
Years ended December 31, 2012, 2011 and 2010
(Information as of December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011, not covered by Auditors’ report included herein)

(11)	Production Cost
The breakdown of production cost is as follows:

	Thousands of Yen
	Fiscal 2012	Fiscal 2011	Fiscal 2010
Cost of raw materials	¥6,845,873	6,725,618	6,212,453
Labor cost	403,039	396,959	418,249
Other production costs	626,942	570,718	376,245
Total production cost during the year	¥7,875,854	7,693,295	7,006,948

Production cost is determined through process costing based on actual costs.
The breakdown of other production cost is as follows:

Breakdown of other production cost
	Thousands of Yen
	Fiscal 2012	Fiscal 2011	Fiscal 2010
Outsourcing cost	¥216,356	170,429	34,192
Depreciation	66,056	57,170	49,416
Transportation	64,191	53,467	38,468
Factory supplies cost	50,219	51,829	54,591
Machinery maintenance and repair cost	48,122	60,798	46,160
Other	181,996	177,023	153,416
Total	¥626,942	570,718	376,245

(12)	Transfer to Other Account
“Transfer to other account” include amounts initially charged to cost of sales but reclassified to selling, general and administrative expenses as they represent the cost of sample products for sales promotion and finish goods used for training of store employees. It also include amounts reclassified to non-operating expenses or extraordinary losses as they represent the cost of finished goods damaged or degraded in quality.

(13)	Cost of Store Equipment
Cost of store equipment is mainly comprised of the following:

	Thousands of Yen
	Fiscal year ended
	December 31, 2012	December 31, 2011	December 31, 2010
Depreciation	¥291,523	256,896	212,720
Maintenance and repair cost of store equipment	100,757	101,882	108,371
Supplies	28,811	35,881	31,646
Rental expense	21,802	27,445	27,337
Taxes and dues	17,215	14,985	13,950
Storage charges	15,252	16,457	18,703

B-R 31 Ice Cream Co., Ltd.
Notes to the Financial Statements (Continued)
Years ended December 31, 2012, 2011 and 2010
(Information as of December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011, not covered by Auditors’ report included herein)

(14)	Gain on Sales of Other Fixed Assets
Gain on sales of other fixed assets is comprised of the following:

	Thousands of Yen
	For the year ended
	December 31, 2012	December 31, 2011	December 31, 2010
Gain on disposals of store equipment arising from store closing and related restoration	¥—	1,846	1,154
Gain on sales of store equipment	12,760	―	―
Total	¥12,760	1,846	1,154

(15)	Loss on Sales of Fixed Assets
Loss on sales of fixed assets is comprised of the following:

	Thousands of Yen
	For the year ended
	December 31, 2012	December 31, 2011	December 31, 2010
Loss on sales of store equipment arising from store closing and related restoration	¥10,545	―	―
Total	¥10,545	―	―

(16)	Loss on Disposal of Fixed Assets
Loss on disposal of fixed assets is comprised of the following:

	Thousands of Yen
	For the year ended
	December 31, 2012	December 31, 2011	December 31, 2010
Loss on disposals of store equipment arising from store closing and related restoration	¥19,895	18,067	23,814
Loss on disposals of factory equipment	2,422	3,019	323
Total	¥22,317	21,086	24,137

(17)	Loss on Natural Disaster
The loss on natural disaster represents the loss related to the Great East Japan Earthquake on March 11, 2011. This loss is comprised of the following:

(Thousands of Yen)
For the year ended December 31, 2011
Donations	¥110,083
Relief money to franchisees that suffered damages	52,800
Inventories write off	37,504
Provision for natural disasters	1,677
Plant and equipment repairment cost	19,700
Other	2,182
Total	¥223,948

B-R 31 Ice Cream Co., Ltd.
Notes to the Financial Statements (Continued)
Years ended December 31, 2012, 2011 and 2010
(Information as of December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011, not covered by Auditors’ report included herein)

(18)	Income Taxes
The components of the deferred tax assets and liabilities at December 31, 2012 and 2011 are as follows:

	Thousands of Yen
	December 31, 2012		December 31, 2011
	Deferred tax assets	Deferred tax liabilities	Deferred tax assets	Deferred tax liabilities
Employees’ retirement benefits	¥58,951	―	52,215	―
Accrued enterprise tax	48,503	―	44,991	―
Asset retirement obligations	30,732	(16,285)	26,657	(14,646)
Directors’ retirement benefits	27,585	―	23,308	―
Allowance for doubtful accounts	26,968	―	30,731	―
Accrued employees’ bonuses	23,022		25,231	―
Impairment loss on investment property	8,526	―	9,737	―
Deferred loss (gain) on hedges	―	(9,527)	7,630	―
Inventory write-down	6,665	―	10,080	―
Amortization of long-term prepaid expenses	1,323	―	3,712	―
Unrealized loss (gain) on available-for-sale securities	―	(1,177)	572	―
Other	8,200	―	6,492	―
Total	¥240,480	(26,990)	241,356	(14,646)
Reconciliations between the Japanese statutory income tax rate and the Company’s effective income tax rate for the years ended December 31, 2012, 2011 and 2010 are as follows:

	Fiscal year ended
	December 31, 2012	December 31, 2011	December 31, 2010
Japanese statutory income tax rate	40.7%	40.7%	40.7%
Permanent differences, including entertainment expenses	3.5	3.2	3.2
Effect of the decrease of statutory income tax rate	0.4	0.5	―
Corporate inhabitant tax	0.1	0.1	0.1
Other	(0.3)	(0.8)	(0.1)
Effective income tax rate	44.3%	43.8%	44.0%
Adjustment for deferred income tax assets and deferred income tax liabilities corresponding to the change of Japanese statutory income tax rate
According to the “Revision of corporate income tax law in order to meet the structural changes of economy” (Law No.2011-114), as well as “Act on Special Measures concerning financing of the restoration activities in relation to the Great East Japan Earthquake” (Law No.2011-117), issued in December 2011, the statutory income tax rate was decreased from fiscal years commencing on or after April 1, 2012.
As a result, the statutory income tax rate for the Company will change as follows:

Before December 31, 2012	40.7%
From January 1, 2013 to December 31, 2015	38.0%
On and after January 1, 2016	35.6%

The effect of the future change in the statutory income tax rate resulted in a decrease of “deferred tax assets (net)” of ¥14,372 thousand and an increase of “income taxes-deferred” of the same amount for the fiscal 2011. And it resulted in a decrease of “deferred tax assets (net)” of ¥9,929 thousand and an increase of “income taxes-deferred” of the same amount for the fiscal 2012.

B-R 31 Ice Cream Co., Ltd.
Notes to the Financial Statements (Continued)
Years ended December 31, 2012, 2011 and 2010
(Information as of December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011, not covered by Auditors’ report included herein)

(19)	Changes in Net Assets
Number of shares issued and treasury stock is as follow:

	Common Stock
	Shares issued	Treasury Stock
Number of shares at December 31, 2010	9,644,554	8,524
Increase in shares during the year	―	37
Decrease in shares during the year	―	―
Number of shares at December 31, 2011	9,644,554	8,561
Increase in shares during the year	―	―
Decrease in shares during the year	―	―
Number of shares at December 31, 2012	9,644,554	8,561

(20)	Per Share Information

The Company has no outstanding potentially dilutive stock.

	December 31, 2012	December 31, 2011	December 31, 2010
Net book value per share	¥1,134.23	1,047.34	971.45

	Fiscal year ended
	December 31, 2012	December 31, 2011	December 31, 2010
Net income per share	¥163.81	159.09	171.42
The information to compute net income per share is as follow:

	Fiscal year ended
	December 31, 2012	December 31, 2011	December 31, 2010
Net income per share
Net income (in thousands)	¥1,578,458	1,533,030	1,651,850
Amount not attributable to common shareholders (in thousands)	―	―	―
Net income attributable to common stock (in thousands)	1,578,458	1,533,030	1,651,850
Average number of shares	9,635,993	9,636,005	9,636,030

(21)	Summary of Certain Significant Differences between Japanese GAAP and U.S. GAAP

The Company maintains its books and records in conformity with Japanese GAAP, which differs in certain respects from generally accepted accounting principles in the United States (“U.S. GAAP”). Reconciliations of net income and equity under Japanese GAAP with the corresponding amounts under U.S. GAAP, along with a description of those significant differences, statements of comprehensive income, related balance sheet and cash flow effects are summarized below.

B-R 31 Ice Cream Co., Ltd.
Notes to the Financial Statements (Continued)
Years ended December 31, 2012, 2011 and 2010
(Information as of December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011, not covered by Auditors’ report included herein)

Net income reconciliation

		Thousands of Yen
	Note	December 31, 2012	December 31, 2011
Net income under Japanese GAAP		¥1,578,458	1,533,030
U.S. GAAP adjustments:
Asset retirement obligations	a	(51,115)	(42,653)
Capitalized lease assets	c	135	564
Compensated absence	b	(4,100)	400
Lease obligation	c	11,210	(964)
Employees’ retirement benefit	d	(23,432)	(4,966)
Hedge accounting	e	26,655	19,442
Tax effect on adjustments	f	22,960	8,491
Net income under U.S. GAAP		¥1,560,771	1,513,344
Net income per share under U.S. GAAP

	December 31, 2012	December 31, 2011
Net income attributable to the Company’s common shareholders – basic undiluted	¥161.97	157.05
Weighted average shares outstanding – basic undiluted	9,635,993	9,636,005
Statements of comprehensive income

	Thousands of Yen
	December 31, 2012	December 31, 2011
Net income under U.S. GAAP	¥1,560,771	1,513,344
Other comprehensive income, net of tax:
Unrealized (loss) gain on available for sale securities, net of tax	2,958	(1,977)
Comprehensive income under U.S. GAAP	¥1,563,729	1,511,367
Equity reconciliation

		Thousands of Yen
	Note	December 31, 2012	December 31, 2011
Equity under Japanese GAAP		¥10,929,403	10,092,207
U.S. GAAP adjustments:
Asset retirement obligations	a	(572,573)	(521,458)
Capitalized lease assets	c	(386)	(521)
Compensated absence	b	(27,900)	(23,800)
Lease obligation	c	243,890	232,680
Employees’ retirement benefit	d	48,155	71,588
Hedge accounting	e	—	—
Other		(17,065)	(17,065)
Tax effect on adjustments	f	117,311	94,351
Equity under U.S. GAAP		¥10,720,835	9,927,982

B-R 31 Ice Cream Co., Ltd.
Notes to the Financial Statements (Continued)
Years ended December 31, 2012, 2011 and 2010
(Information as of December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011, not covered by Auditors’ report included herein)

Balance sheet items according to J GAAP and US GAAP

	Thousands of Yen
	JGAAP		US GAAP
	2012	2011	2012	2011
Current assets	¥8,401,007	7,768,603	8,401,007	7,768,603
Non-current assets	7,145,919	6,832,074	9,123,130	8,820,532
Total Assets	¥15,546,926	14,600,677	17,524,137	16,589,135
Current liabilities	¥(3,179,741)	(3,127,567)	(3,207,641)	(3,151,367)
Non-current liabilities	(1,437,782)	(1,380,903)	(3,595,661)	(3,509,786)
Total equity	(10,929,403)	(10,092,207)	(10,720,835)	(9,927,982)
Total liabilities and equity	¥(15,546,926)	(14,600,677)	(17,524,137)	(16,589,135)

(a)	Asset retirement obligations
On March 31, 2008, the Accounting Standard Board of Japan (“ASBJ”) issued a new accounting standard for asset retirement obligations, ASBJ Statement No. 18 “Accounting Standard for Asset-Retirement Obligations” which is effective for fiscal years beginning on or after April 1, 2010. This new accounting standard requires all entities to recognize legal obligations associated with the retirement of a tangible fixed assets that result from the acquisition, construction or development and (or) the normal operation of a long-lived asset. A legal obligation is an obligation that an entity is required to settle as a result of an existing or enacted law, statute, ordinance, or written or oral contract or by legal construction of a contract.
The Company adopted this new accounting standard from the fiscal year beginning on January 1, 2011. Prior to the adoption of the standard, the Company did not recognize any asset retirement cost until the tangible fixed asset was retired and the Company was required to settle such cost.
Under U.S. GAAP, obligations associated with the retirement of tangible fixed assets and the associated asset retirement costs are accounted and reported under FASB ASC Subtopic 410-20, “Asset Retirement Obligations”. Generally, there are no material differences between the new Japanese Standard and current U.S. GAAP, except that under Japanese GAAP asset retirement obligations are not recognized in situations where the entity can provide assurance that another party will ultimately reimburse the entity for the asset retirement cost. Under U.S. GAAP an asset retirement obligation would need to be recognized as such assurance would not extinguish the entity’s legal obligation.
The Company leases several properties in which leasehold improvements, such as counters, partitions, telephone and air conditioning systems have been installed. Most lease agreements in Japan require the lessee to restore the lease property to its original condition, including removal of the leasehold improvements that the lessee has installed, when the lessee moves out of the leased property. As a result, the Company will incur certain future costs for the restoration that is required under the lease arrangements.
The following table summarizes the activities for asset retirement obligations for the years ended December 31, 2012 and 2011 under U.S. GAAP:

B-R 31 Ice Cream Co., Ltd.
Notes to the Financial Statements (Continued)
Years ended December 31, 2012, 2011 and 2010
(Information as of December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011, not covered by Auditors’ report included herein)

	Thousands of Yen
	December 31, 2012	December 31, 2011
i) Asset retirement obligation
Balance at under Japanese GAAP	¥(85,406)	(73,261)
U.S. GAAP adjustments:
Beginning balance adjustments	(828,378)	(836,339)
Adjustments for the year	(19,433)	7,961
Total U.S. GAAP adjustments	(847,811)	(828,378)
Balance at under U.S. GAAP	¥(933,217)	(901,639)

ii) Asset retirement costs capitalized in tangible fixed assets
Balance at under Japanese GAAP	¥45,547	40,849
U.S. GAAP adjustments:
Beginning balance adjustments	306,920	357,534
Adjustments for the year	(31,682)	(50,614)
Total U.S. GAAP adjustments	275,238	306,920
Balance at under U.S. GAAP	¥320,785	347,769

(b)	Compensated absences
Under Japanese GAAP, there is no specific accounting standard that requires an entity to accrue a liability for future compensated absences. Under U.S. GAAP, FASB ASC Topic 710, “Compensation – General” requires the accrual of a liability for employees’ future compensated absences.
The following table summarizes the balance of accrued compensated absences and the changes during the years ended December 31, 2012 and 2011 under U.S. GAAP:

	Thousands of Yen
	December 31, 2012	December 31, 2011
Balance at under Japanese GAAP	¥—	—
U.S. GAAP adjustments:
Beginning balance adjustments	(23,800)	(24,200)
Adjustments for the year	(4,100)	400
Total U.S. GAAP adjustments	(27,900)	(23,800)
Balance at under U.S. GAAP	¥(27,900)	(23,800)

(c)	Leases
In March 2007, the ASBJ issued ASBJ Statement No.13, “Accounting Standard for Lease Transactions,” which replaced the previous accounting standard for lease transactions issued in June 1993. The revised accounting standard requires that all finance lease transactions be capitalized. It also permits leases which existed at the transition date and do not transfer ownership of the leased property to the lessee to continue to be accounted for as operating lease transactions. The Company adopted this revised accounting standard as of January 1, 2009, and capitalizes in the balance sheet all finance lease transactions in which the Company is the lessee, except for those that existed at the transition date and do not transfer ownership, which continue to be accounted for as operating leases with require disclosure in the notes to the financial statements. As of December 31, 2011 and 2010, there were no leased assets to be capitalized under Japanese GAAP.
Under U.S. GAAP, FASB ASC Topic 840, “Leases” is applied in order to determine whether the lessee should account for a lease transaction as an operating or a capital lease and whether the lessor should account for a lease transaction as an operating lease, a direct financing lease, a sales type lease or a leverage lease. ASC Topic 840 requires the lessee to record a capital lease as an asset and an liability and the lessor to record a direct financing lease as a receivable representing the minimum lease payments along with the derecognition of the leased property from the balance sheet. The Company analyzed its leases in accordance with the criteria specified in ASC 840 and determined that certain leases in which the Company is the lessee should be capitalized, and certain leases in which the Company is the lessor should be classified as direct financing leases.

B-R 31 Ice Cream Co., Ltd.
Notes to the Financial Statements (Continued)
Years ended December 31, 2012, 2011 and 2010
(Information as of December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011, not covered by Auditors’ report included herein)

In addition, the statement of cash flows prepared under Japanese GAAP presents cash flows from capital lease and direct finance lease transactions, which are accounted for as operating lease transactions in accordance with Japanese GAAP, as operating cash flows. Such lease cash flows are included in operating activities whereas such transactions qualify as capital lease transactions or a direct financing lease transaction and deemed repayments of lease obligation or cash received from lease receivables are presented as financing activities under U.S. GAAP.
The following table summarizes the differences between Japanese GAAP and U.S. GAAP for capital leases and direct finance leases as of December 31, 2012 and 2011, and the changes for the years then ended:
Capital leases

	Thousands of Yen
	December 31, 2012	December 31, 2011
i) Capitalized lease assets
Balance at under Japanese GAAP	¥—	—
U.S. GAAP adjustments:
Beginning balance adjustments	7,540	18,579
Adjustments for the year	(3,391)	(11,039)
Total U.S. GAAP adjustments	4,149	7,540
Balance at under U.S. GAAP	¥4,149	7,540

ii) Lease obligation
Balance at under Japanese GAAP	¥—	—
U.S. GAAP adjustments:
Beginning balance adjustments	(8,061)	(19,664)
Adjustments for the year	3,526	11,603
Total U.S. GAAP adjustments	(4,535)	(8,061)
Balance at under U.S. GAAP	¥(4,535)	(8,061)

B-R 31 Ice Cream Co., Ltd.
Notes to the Financial Statements (Continued)
Years ended December 31, 2012, 2011 and 2010
(Information as of December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011, not covered by Auditors’ report included herein)

Direct finance leases

	Thousands of Yen
	December 31, 2012	December 31, 2011
i) Lease accounts receivable
Balance at under Japanese GAAP	¥—	—
U.S. GAAP adjustments:
Beginning balance adjustments	2,166,510	2,089,797
Adjustments for the year	48,894	76,713
Total U.S. GAAP adjustments	2,215,404	2,166,510
Balance at under U.S. GAAP	¥2,215,404	2,166,510

ii) Tangible fixed assets under direct finance leases
Balance at under Japanese GAAP	¥617,826	569,798
U.S. GAAP adjustments:
Beginning balance adjustments	(569,798)	(506,233)
Adjustments for the year	(48,028)	(63,565)
Total U.S. GAAP adjustments	(617,826)	(569,798)
Balance at under U.S. GAAP	¥—	—

iii) Unearned interest
Balance at under Japanese GAAP	¥—	—
U.S. GAAP adjustments:
Beginning balance adjustments	(1,364,032)	(1,349,921)
Adjustments for the year	10,343	(14,111)
Total U.S. GAAP adjustments	(1,353,689)	(1,364,032)
Balance at under U.S. GAAP	¥(1,353,689)	(1,364,032)

(d)	Pension
Under Japanese GAAP, the Company accounts for a pension liability based on the pension obligations and the fair value of the plan assets at the balance sheet date. Pension obligations are determined to be the total amount payable if all eligible employees voluntarily retired at the balance sheet date, minus the amounts that the Company would be entitled to receive under the “Japanese Multiemployer plan” to pay such obligations. See Note 7.
Under U.S. GAAP, FASB ASC Topic 715, “Compensation-Retirement Benefits” is applied to employees retirement benefits. If the projected benefit obligation exceeds the fair value of plan assets, the employer shall recognize in its balance sheet a liability that equals the unfunded projected benefit obligation. If the fair value of plan assets exceeds the projected benefit obligation, the employer shall recognize in its statement of financial position an asset that equals the overfunded projected benefit obligation.
The projected benefit obligation as of a date is the actuarial present value of all benefits attributed by the plan's benefit formula to employee service rendered before that date. Recognizing the funded status of an entity's benefit plans as a net liability or asset requires an offsetting adjustment to accumulated other comprehensive income (“AOCI”) in shareholders' equity. The amounts to be recognized in AOCI representing unrecognized gains/losses, prior service costs/credits, and transition assets/obligations are amortized over certain period. Those amortized amounts are reported as net periodic pension cost in the income statement.
The following table summarizes the differences between Japanese GAAP and U.S. GAAP for accrued pension and severance liabilities as of December 31, 2012 and 2011, and the changes for the years then ended:

B-R 31 Ice Cream Co., Ltd.
Notes to the Financial Statements (Continued)
Years ended December 31, 2012, 2011 and 2010
(Information as of December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011, not covered by Auditors’ report included herein)

	Thousands of Yen
	December 31, 2012	December 31, 2011
Accrued pension and severance liabilities
Balance at under Japanese GAAP	¥(163,069)	(143,012)
U.S. GAAP adjustments:
Beginning balance adjustments	71,588	76,554
Adjustments for the year	(23,432)	(4,966)
Total U.S. GAAP adjustments	48,155	71,588
Balance at under U.S. GAAP	¥(114,913)	(71,424)

(e)	Hedge accounting
The Company utilizes foreign exchange forward contracts in order to hedge foreign exchange risk for forecasted import transactions denominated in foreign currencies. Under Japanese GAAP, the Company records the foreign exchange forward contracts at fair value at the balance sheet date. The resulting foreign exchange forward contracts’ gain or loss is initially reported as a component of valuation and translation adjustments in net assets and subsequently reclassified into earnings when the forecasted transaction affects earnings. The accounting treatment is similar to the cash flow hedge of U.S. GAAP. However, U.S. GAAP requires an entity to meet specific criteria, such as formal documentation of the hedging relationship and assessment of hedging instrument’s effectiveness for derivative instruments to qualify for hedge accounting. The Company’s hedging relationship of the foreign exchange forward contracts and the forecasted import transactions denominated in foreign currencies did not meet the specific criteria for cash flow hedge accounting under U.S. GAAP. As such, forward contracts’ gain and losses reported as a component of net assets under Japanese GAAP have been reclassified to net income under U.S. GAAP.
The following table summarizes the differences between Japanese GAAP and U.S. GAAP for hedge accounting as of December 31, 2012 and 2011.

	Thousands of Yen
	December 31, 2012	December 31, 2011
Accumulated other comprehensive income
Balance at under Japanese GAAP	¥15,538	(11,117)
U.S. GAAP adjustments:
Beginning balance adjustments	11,117	30,559
Adjustments for the year	(26,655)	(19,442)
Total U.S. GAAP adjustments	(15,538)	11,117
Balance at under U.S. GAAP	¥—	—

B-R 31 Ice Cream Co., Ltd.
Notes to the Financial Statements (Continued)
Years ended December 31, 2012, 2011 and 2010
(Information as of December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011, not covered by Auditors’ report included herein)

(f)	Tax effect on adjustments
Accounting for income taxes in accordance with Japanese GAAP is substantially similar to accounting for income taxes in accordance with ASC Topic 740. The following tables summarize the impact on the Japanese GAAP deferred tax assets and liabilities in the Company’s consolidated balance sheets as a result of the U.S. GAAP adjustments as of December 31, 2012 and 2011.

	Thousands of Yen
	December 31, 2012	December 31, 2011
Deferred tax assets, net of deferred tax liabilities
Balance at under Japanese GAAP	¥213,489	226,710
U.S. GAAP adjustments:
Beginning balance adjustments	94,351	85,860
Adjustments for the year	22,960	8,491
Total U.S. GAAP adjustments	117,311	94,351
Balance at under U.S. GAAP	¥330,799	321,061